PARTICIPATING FUNDS

[_] U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES IBONDS SEP 2018 AMT-FREE MUNI BOND ETF (IMUN18)
    ISHARES NATIONAL AMT-FREE MUNI BOND ETF (ISHMUNI)
    ISHARES SHORT-TERM NATIONAL AMT-FREE MUNI BOND ETF (NAT0-5)
    ISHARES IBONDS SEP 2019 AMT-FREE MUNI BOND ETF (IMUN19)
    ISHARES IBONDS SEP 2020 AMT-FREE MUNI BOND ETF (IMUN20)
    ISHARES NATIONAL AMT-FREE MUNI BOND ETF (ISHMUNI)
    ISHARES NEW YORK AMT-FREE MUNI BOND ETF (ISHNY)
    BlackRock Strategic Municipal Opportunities Fund of BlackRock Series Trust (BR-SMO-IG)
    BlackRock New York Municipal 2018 Term Trust (BLH)
    BlackRock New York Municipal Opportunities Fund of BlackRock Multi-State Mu (BR-NYMO)
    BlackRock Muni Intermediate Duration Fund, Inc. (MUI)
    BlackRock New York Municipal Income Trust II (BFY)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    08/03/15
Offering Commencement:

Security Type:             BND/MUNI

Issuer                     The City of New York, General Obligation Bonds,
                           Fiscal 2016 Series A

Selling Underwriter        Siebert Brandford Shank & Co., Bank of America
                           Merrill Lynch

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

List of Underwriter(s)     Siebert Brandford Shank & Co., Bank of America
                           Merrill Lynch, Citigroup Global Markets Inc.,
                           Jefferies LLC, J.P. Morgan Securities LLC, Morgan
                           Stanley & Co. LLC, Barclays Capital Inc., Fidelity
                           Capital Markets, Goldman, Sachs & Co., Janney
                           Montgomery Scott LLC, Lebenthal & Company LLC, Loop
                           Capital Markets, PNC Capital Markets LLC, Ramirez &
                           Co., Inc., Raymond James & Associates, Inc., RBC
                           Capital Markets, Rice Financial Products Company,
                           Roosevelt & Cross, Inc., Southwest Securities,
                           Inc., Wells Fargo Securities, Blaylock Beal Van,
                           LLC, Cabrera Capital Markets, LLC, Drexel Hamilton,
                           LLC, TD Securities (USA) LLC

TRANSACTION DETAILS

Date of Purchase      08-03-2015

Purchase Price/Share    $ 108.445   Total Commission,
(PER SHARE / % OF PAR)      (0.57)  Spread or Profit                      0.455

                        $ 111.600
                        -----------                                       -----

                                                                    Page 1 of 2

Rule 10f-3 Report - Definitions


                                       (1.02)
                                       $ 114.217
                                       (1.31)
                                       $ 116.222
                                       (1.59)
                                       $ 118.634
                                       (2.84)
                                       $ 116.649
                                       (3.05)
                                       $ 115.996
                                       (3.12)

1.  Aggregate Principal Amount Purchased (a+b)                     $ 63,575,000
                                                                   ------------

     a.  US Registered Funds
         (Appendix attached with individual Fund/Client purchase)  $ 44,965,000

     b.  Other BlackRock Clients                                   $ 18.610,000

2.  Aggregate Principal Amount of Offering                         $645,765,000
                                                                   ------------
FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                  0.09845

Rule 10f-3 Report - Definitions

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]

[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]

[X] Eligible Municipal Securities

[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]

[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X]  YES  The securities were offered pursuant to an underwriting or similar
[_]  NO   agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X]  YES  No affiliated underwriter was a direct or indirect participant in,
[_]  NO   or benefited directly or indirectly from, the transaction.


Completed by:            Dillip Behera                   Date:  08-19-2015
                         ------------------------------         ---------------
                         Global Syndicate Team Member

Approved by:             Steven DeLaura                  Date:  08-19-2015
                         ------------------------------         ---------------
                         Global Syndicate Team Member

Rule 10f-3 Report - Definitions

DEFINITIONS

TERM                       DEFINITION
Fund Ratio                 Number appearing at the bottom of page 1 of 2 of
                           the Rule 10f-3 Report form. It is the sum of the
                           Funds' participation in the offering by the Funds
                           and other accounts managed by BlackRock divided by
                           the total amount of the offering.

Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a) the offering is subject to regulation in such
                               country by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Investment Company Act of 1940;

                           (b) the securities were offered at a fixed price to
                               all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

                           (c) financial statements, prepared and audited as
                               required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d) if the issuer is a "domestic issuer," i.e.,
                               other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities
                               Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities
                               (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions

TERM                            DEFINITION
Eligible Municipal Securities   The securities:

                                (a) are direct obligations of, or obligations
                                    guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section
                                    103(c)(2) of Title 26) the interest on
                                    which is excludable from gross income
                                    under certain provisions of the Internal
                                    Revenue Code;

                                (b) are sufficiently liquid that they can be
                                    sold at or near their carrying value
                                    within a reasonably short period of time;
                                    and

                                (c) either

                                     (1) are subject to no greater than
                                         moderate credit risk; or

                                     (2) if the issuer of the municipal
                                         securities, or the entity supplying
                                         the revenues or other payments from
                                         which the issue is to be paid, has
                                         been in continuous operation for less
                                         than three years, including the
                                         operation of any predecessors, the
                                         securities are subject to a minimal
                                         or low amount of credit risk.

                                Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering     The securities are sold in an offering where

                                (a) the securities are offered or sold in
                                    transactions exempt from registration
                                    under Section 4(2) of the Securities Act of 1933, Rule 144A thereunder, or Rules
                                    501-508 thereunder;

                                (b) the securities were sold to persons that
                                    the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A ("QIBs"); and

                                (c) the seller and any person acting on behalf
                                    of the seller reasonably believe that the securities are eligible for resale to other QIBs pursuant to Rule 144A.

Government Securities Offering  The security is issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States;
                                or any certificate of deposit for any of the foregoing.

Rule 10f-3 Report - Definitions

TERM                              DEFINITION
U.S. Registered Public Offering.  The securities offered are registered under the Securities Act of 1933 that are being
                                  offered to the public.